Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

VOTING AGREEMENT, dated as of July 21, 2015 (this “Agreement”), among SJM International, Inc., a Delaware corporation (“Parent”), and the shareholders of Thoratec Corporation, a California corporation (the “Company”), listed on Schedule A hereto (each, a “Shareholder” and, collectively, the “Shareholders”).

RECITALS

WHEREAS, concurrently herewith, Parent, Spyder Merger Corporation, a California corporation and direct wholly-owned subsidiary of Parent (“Merger Sub”), the Company and, solely with respect to certain provisions thereof, St. Jude Medical, Inc., a Minnesota corporation (“Ultimate Parent”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides for, among other things, the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation in the merger (the “Merger”), whereby, except as expressly provided by Sections 2.1(b) and 2.3 of the Merger Agreement, all issued and outstanding Shares immediately prior to the Effective Time will be cancelled and converted into the right to receive the Merger Consideration specified therein, in each case upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, each Shareholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement whenever the term “beneficial owner,” “beneficially ownership” or “own beneficially” is used) of Shares as set forth on Schedule A hereto (with respect to each Shareholder, the “Owned Shares”; the Owned Shares and any additional Shares or other voting securities of the Company of which such Shareholder acquires record and beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, such Shareholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to Parent, Merger Sub and Ultimate Parent entering into the Merger Agreement, Parent, Merger Sub and Ultimate Parent have required that the Shareholders enter into this Agreement; and

WHEREAS, the Shareholders acknowledge that Parent, Merger Sub and Ultimate Parent are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement and would not enter into the Merger Agreement if any Shareholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Shareholders hereby agree as follows:

1.                                      Agreement to Vote.  Prior to the Termination Date (as defined herein), each Shareholder irrevocably and unconditionally agrees that it shall at any meeting of the Shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any action by written consent of shareholders of the Company (x) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any, and (y) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (to the extent such Covered Shares may be voted) (i) in favor of the Merger, the approval of the Merger Agreement and the terms thereof and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement (whether or not recommended by the Company Board), and (ii) against (A) any Acquisition Proposal, (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person (other than the Merger), (C) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Merger set forth in Article 6 of the Merger Agreement not being fulfilled, (D) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or (E) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except if approved by Parent (collectively, the “Covered Proposals”).  Notwithstanding the foregoing, nothing in this Agreement shall require any Shareholder to vote or otherwise consent to any amendment to the Merger Agreement or the taking of any action that could result in the amendment, modification or a waiver of a provision therein, in any such case, in a manner that decreases the amount or changes the form of the Merger Consideration.  Except as expressly set forth in this Section 1 with respect to Covered Proposals, Shareholders shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the shareholders of the Company.

2.                                      Grant of Irrevocable Proxy; Appointment of Proxy.

(a)                                 EACH SHAREHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, AND ANY DESIGNEE OF PARENT, SUCH SHAREHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES SOLELY AS INDICATED IN SECTION 1.  EACH SHAREHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY

BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH SHAREHOLDER WITH RESPECT TO THE COVERED SHARES (THE SHAREHOLDER REPRESENTING TO THE COMPANY THAT ANY SUCH PROXY IS NOT IRREVOCABLE).

(b)                                 The proxy granted in this Section 2 shall automatically expire upon the termination of this Agreement.

3.                                      No Inconsistent Agreements.  Each Shareholder hereby covenants and agrees that, except as contemplated by this Agreement, such Shareholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Shareholder’s obligations pursuant to this Agreement.

4.                                      Termination.  This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) written notice of termination of this Agreement by Parent to the Shareholders (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 8 and 12 to 25 shall survive the termination of this Agreement; provided further that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

5.                                      Representations and Warranties of Shareholders.  Each Shareholder, as to such Shareholder (severally and not jointly), hereby represents and warrants to Parent as follows:

(a)                                 Such Shareholder is the record and beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of Liens other than (i) as created by this Agreement, (ii) pursuant to any restrictions under applicable Law and (iii) subject to any risk of forfeiture with respect to any Shares granted to such Shareholder under an employee benefit plan of the Company.  Such Shareholder has sole voting power, sole power of disposition, sole power to demand dissenters rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.  As of the date hereof, other than the Owned Shares, such Shareholder does not own beneficially or of record any Shares or other voting securities of the Company or any interest therein.  The Covered Shares are not subject to any voting trust agreement or other Contract to which such Shareholder is a party restricting or otherwise relating to the voting or Transfer (as defined herein) of the Covered Shares.  Such Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Shares, except as contemplated by this Agreement.

(b)                                 Each such Shareholder has full legal power and capacity to execute and deliver this Agreement and to perform such Shareholder’s obligations hereunder (subject to any required spousal consent or approval as described in Section 6(c)).  This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c)                                  Except for the applicable requirements of the Exchange Act or the HSR Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Shareholder for the execution, delivery and performance of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby nor compliance by such Shareholder with any of the provisions hereof shall (A) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Shareholder pursuant to, any Contract to which such Shareholder is a party or by which such Shareholder or any property or asset of such Shareholder is bound or affected or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of such Shareholder’s properties or assets except, in the case of clause (A) or (B), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Shareholder to perform such Shareholder’s obligations hereunder.

(d)                                 As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending or threatened against any such Shareholder that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Shareholder of its obligations under this Agreement.

(e)                                  Such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations and warranties of such Shareholder contained herein.

6.                                      Certain Covenants of Shareholder.  Each Shareholder, solely for such Shareholder (severally and not jointly), hereby covenants and agrees as follows:

(a)                                 Such Shareholder shall not take any action that the Company would then be prohibited from taking under Section 5.3(a) or 5.3(b) of the Merger Agreement.

(b)                                 Prior to the Termination Date, and except as contemplated hereby, such Shareholder shall not (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or, in each case other than Permitted Transfers or (iv) knowingly take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing such Shareholder’s obligations under this Agreement.  Any Transfer in violation of this provision shall be void.  Such Shareholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares, other than Permitted Transfers.  If so requested by Parent, such Shareholder agrees that the certificates, if any, representing Covered Shares shall bear a legend stating that they are subject to this Agreement and to the irrevocable proxy granted in Section 2(a).

(c)                                  Each Shareholder that is married and whose Covered Shares constitute community property under applicable Law or otherwise need spousal consent or approval for this Agreement to be legal, valid and binding shall use his or her reasonable best efforts to cause this Agreement to be duly and validly executed and delivered by such Shareholder’s spouse promptly following the date of this Agreement.

(d)                                 Prior to the Termination Date, such Shareholder shall promptly notify Parent of the number of any new Shares or other voting securities of the Company with respect to which beneficial ownership is acquired by such Shareholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company, if any, after the date hereof.  Any such Shares or other voting securities of the Company shall automatically become subject to the terms of this Agreement, and Schedule A shall be adjusted accordingly.

(e)                                  “Permitted Transfers” shall mean any Transfer of securities (including any contract, option, agreement or other arrangement or understanding with respect thereto) (i) for the net settlement of Shareholder’s Company Options (to pay the exercise price thereof and any tax withholding obligations), (ii) for the net settlement of Shareholder’s Company RSUs settled in Shares (to pay any tax withholding obligations), (iii) for the exercise of Shareholder’s Company Options, (iv) for the exercise of Shareholder’s Company Options, or the receipt upon settlement of Shareholder’s Company RSUs, and the sale of a sufficient number of such Shares acquired upon exercise or settlement of such securities as would generate sales proceeds sufficient to pay the aggregate applicable exercise price of shares then exercised under such options and the taxes payable by Shareholder as a result of such exercise or settlement, (v) made as a bona fide gift to a charitable entity, (vi) to any family member or trust for the benefit of any family member, (vii) to any Affiliate of Shareholder, or (viii) to any person or entity if and to the extent required by any non-consensual legal order, by divorce decree or by will, intestacy or other similar Law, so long as, in the case of the foregoing clauses (v), (vi), (vii), and (viii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.

7.                                      Shareholder Capacity.  This Agreement is being entered into by each Shareholder solely in such Shareholder’s capacity as a Shareholder of the Company, and not in such Shareholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries, and nothing in this Agreement shall in any way restrict or limit the ability of any Shareholder who is a director or officer of the Company to take any action in his or her capacity as a director or officer of the Company to the extent specifically permitted by the Merger Agreement, or subject to such Shareholder’s fiduciary duties to the Company.

8.                                      Waiver of Appraisal Rights.  Each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Shareholder may have under applicable Law in respect of such Shareholder’s Covered Shares.

9.                                      Disclosure.  Each Shareholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC, including the Proxy Statement, such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s obligations under this Agreement.

10.                               Further Assurances.  From time to time, at the request of Parent and without further consideration, each Shareholder shall take such further action as may reasonably be necessary to consummate and make effective the transactions contemplated by this Agreement.

11.                               Non-Survival of Representations and Warranties.  The representations and warranties of the Shareholders contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

12.                               Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.

13.                               Waiver.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

14.                               Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)                                     If to a Shareholder, to the address set forth on such Shareholder’s signature page hereto, with a copy (which shall not constitute notice) to:

Thoratec Corporation

6035 Stoneridge Drive

Pleasanton, CA 94588

Attention:  General Counsel

Facsimilie: (925) 847-8574

and

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attention:        Charles K. Ruck
                                                          Tad J. Freese
Facsimile No.: (650) 463-2600
Email:            charles.ruck@lw.com
                                              tad.freese@lw.com

(ii)                                  If to Parent:

SJM International, Inc.

One St. Jude Medical Drive

St. Paul, MN 55117

Attention:  General Counsel

Facsimilie: (651) 756 2156

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, California 94304-1125
Attention:  Joseph M. Barbeau, Esq.
                                                    Christopher D. Dillon, Esq.
Facsimile:  (650) 849-5094
                   (650) 849-5025

15.                               Entire Agreement.  This Agreement and the Merger Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

16.                               No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

17.                               Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of California.

18.                               Submission to Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or such party’s successors or assigns shall be brought and determined in any United States federal court or California state court located in the City and County of San Francisco, California, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for such party and with respect to such party’s property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in California as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that such party is not personally subject to the jurisdiction of the courts in California as described herein for any reason, (b) that such party or such party’s property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

19.                               Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of each other party, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect Subsidiary of Parent; provided further, that no assignment shall limit the assignor’s obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

20.                               Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any United States federal court or California state court located in the City and County of San Francisco, California, this being in addition to any other remedy to which such party is entitled at law or in equity.  Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

21.                               Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

22.                               Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

23.                               Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties; provided, however, that if any of the Shareholders fail for any reason to execute this Agreement, then this Agreement shall become effective as to the other Shareholders who execute this Agreement.

24.                               Facsimile or .pdf Signature.  This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

25.                               No Presumption Against Drafting Party.  Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Parent and the Shareholders have caused to be executed or executed this Agreement as of the date first written above.

PARENT:

SJM INTERNATIONAL, INC.

By:	/s/ John C. Heinmiller
	Name:	John C. Heinmiller
	Title:	Vice President

[Signature Page to Project Thunder Voting Agreement]

SHAREHOLDER:

D. Keith Grossman

/s/ D. Keith Grossman

Taylor C. Harris

/s/ Taylor C. Harris

David A. Lehman

/s/ David A. Lehman

Vasant Padmanabhan

/s/ Vasant Padmanabhan

Niamh Pellegrini

/s/ Niamh Pellegrini

[Signature Page to Project Thunder Voting Agreement]

SHAREHOLDER:

Marta Antonucci

/s/ Marta Antonucci

J. Daniel Cole

/s/ J. Daniel Cole

Steven H. Collis

/s/ Steven H. Collis

Neil F. Dimick

/s/ Neil F. Dimick

William A. Hawkins, III

/s/ William A. Hawkins, III

Paul A. LaViolette

/s/ Paul A. LaViolette

Martha H. Marsh

/s/ Martha H. Marsh

Todd C. Schermerhorn

/s/ Todd C. Schermerhorn

[Signature Page to Project Thunder Voting Agreement]

Schedule A

Shareholder Name	Common Stock	Vested and Unexercised Options	Unvested Options	Unvested Restricted Stock Units	Unvested Performance Share Units*	Total
D. Keith Grossman	31,868	—	—	170,302	463,060	665,230
Taylor C. Harris	16,857	46,251	42,503	36,742	24,798	167,151
David A. Lehman	26,085	130,233	41,283	28,690	18,143	244,434
Vasant Padmanabhan	2,830	12,455	37,362	29,319	13,474	95,440
Niamh Pellegrini	—	—	74,627	40,700	11,228	126,555
Marta Antonucci	—	—	37,314	13,080	—	50,394
J. Daniel Cole	45,203	—	—	5,735	—	50,938
Steven H. Collis	28,173	—	—	5,735	—	33,908
Neil F. Dimick	26,600	—	—	5,735	—	32,335
William A. Hawkins, III	20,929	—	—	7,597	—	28,526
Paul A. LaViolette	17,742	—	—	5,735	—	23,477
Martha H. Marsh	1,967	—	—	10,239	—	12,206
Todd C. Schermerhorn	9,542	—	—	8,377	—	17,919

* Assuming such units are earned or vest at their maximum amount, as applicable.